Exhibit 99.3
PBF Logistics LP
Unaudited Pro Forma Consolidated Financial Statements

Introduction

Set forth below are the unaudited pro forma consolidated statements of income of PBF Logistics LP (the "Partnership") for the nine months ended September 30, 2014 and the years ended December 31, 2013 and 2012 and the unaudited pro forma consolidated balance sheet as of September 30, 2014 (together with the notes to the unaudited pro forma consolidated financial statements). Unless otherwise stated or the context otherwise indicates, all references to "PBFX," " the Partnership," "us," "our," "we," or similar expressions for time periods prior to the initial public offering (the "Offering") on May 14, 2014, refer to PBF MLP Predecessor, our "Predecessor" for accounting purposes. For periods subsequent to the Offering, these terms refer to the legal entity PBF Logistics LP.

On December 2, 2014, the Partnership entered into a Contribution Agreement with PBF LLC. Pursuant to the Contribution Agreement, PBF LLC agreed to contribute to the Partnership all of the equity interests of Toledo Terminaling Company LLC ("TTC"), whose assets consist of a tank farm and a propane storage and loading facility (collectively the "Toledo Tank Farm"). The Partnership paid total consideration to PBF LLC for the Toledo Tank Farm of $150 million, consisting of $135 million of cash and $15 million of Partnership common units, or 620,935 common units (the "Toledo Tank Farm Acquisition"). The cash consideration was funded by the Partnership from the sale of $30 million in marketable securities and $105 million in borrowings under the Partnership's revolving credit facility. The Toledo Tank Farm Acquisition closed on December 11, 2014 (the "Toledo Tank Farm Effective Date"). In connection with the Toledo Tank Farm Acquisition, the Partnership and its subsidiaries entered into the Storage and Terminaling Service Agreement, dated December 12, 2014 (the “Toledo Tank Farm Storage and Terminaling Agreement”) with PBF Holding, and the Second Amended and Restated Omnibus Agreement, dated December 12, 2014 (as amended, the "Second A&R Omnibus Agreement") and the Second Amended and Restated Operation and Management Services and Secondment Agreement, dated December 12, 2014 (as amended, the "Second A&R Services Agreement").

As of December 11, 2014 at 11:59 pm, the Partnership owns and operates the Toledo Tank Farm and began receiving fees for services commencing December 12, 2014. The Partnership entered into a storage and terminaling services agreement with PBF Holding with a term of approximately ten years. The Toledo Tank Farm Storage and Terminaling Agreement requires the Partnership to accept, redeliver and store all products tendered by PBF Holding in the tanks and load products at the storage facility on behalf of PBF Holding up to the effective operating capacity of each tank, the loading capacity of the products rack and the overall capacity of the Toledo Tank Farm Assets. PBF Holding will pay a fee of $0.50 per barrel of shell capacity dedicated to PBF Holding under the Toledo Tank Farm Storage and Terminaling Agreement. The minimum throughput commitment for the propane storage and loading facility will be 4,400 barrels per day (“bpd”) for a fee equal to $2.52 per barrel of product loaded up to the minimum throughput commitment and for volumes in excess of the minimum throughput commitment. Pursuant to the terms of the Second A&R Services Agreement, the Partnership reimburses PBF Holding and certain of its subsidiaries, for providing the use of such employees and the provision of certain infrastructure-related services to the extent necessary for the Partnership to perform its obligations under its commercial agreements. In conjunction with the Second A&R Services Agreement, the annual fee has been increased from $0.8 million to $4.4 million. Pursuant to the terms of the Second A&R Omnibus Agreement, the annual operational and administrative support fee payable by the Partnership to PBF Holding and certain of its subsidiaries increased from $2.5 million to $2.7 million beginning on the Toledo Tank Farm Effective Date, for additional services provided in connection with operation of the Toledo Tank Farm.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the contemplated transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma consolidated financial information.

The unaudited pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the Partnership had assumed the operations of the Toledo Tank Farm on the dates indicated or that will be obtained in the future.

The pro forma balance sheet gives pro forma effect to the Toledo Tank Farm Acquisition and related transactions described in the accompanying notes, including:

•	The total Toledo Tank Farm Acquisition consideration of $150.0 million, consisting of $135.0 million of cash and $15.0 million of Partnership common units, or 620,935 common units.

•	The cash consideration was funded by the Partnership from the sale of $30.0 million in marketable securities and $105.0 million in borrowings under the Partnership's revolving credit facility.

•
The assets and liabilities acquired are recorded at historical cost, as the Toledo Tank Farm Acquisition is considered to be a transfer between entities under common control. The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of the Partnership.

•
The estimated interest expense that would have been paid had the borrowings under the revolving credit facility and repayments of the term loan related to the acquisition of the Toledo Tank Farm as if it occurred as of the beginning of each period presented.

•
Our entry into certain commercial agreements with PBF Holding, and the recognition of storage and terminaling revenue under those agreements for the volumes transported and stored by the Toledo Tank Farm during the period presented at historical rates that were not recognized.

The unaudited pro forma consolidated statement of income for the year ended December 31, 2013 has also been adjusted for the Delaware City West Heavy Crude Unloading Rack (the "DCR West Rack") Acquisition which closed on September 30, 2014. The unaudited pro forma consolidated statement of income for the year ended December 31, 2012 has not been adjusted for the DCR West Rack due to construction of the terminal commencing February 2013. The historical balance sheet as of September 30, 2014 and the statement of income for year to date September 30, 2014 reflect the DCR West Rack Acquisition.

PBF Logistics LP
Unaudited Pro Forma Consolidated Balance Sheet
(in thousands)

	September 30, 2014
	PBF Logistics LP	Toledo Tank Farm	Pro Forma Adjustments		PBF Logistics LP Pro Forma

Assets
Current assets:
Cash and equivalents	$12,085	$—	$105,000	(a)	$11,510
			30,000	(b)
			(135,575)	(c)
Accounts receivable - affiliates	5,277	—	—		5,277
Prepaid expenses and other current assets	508	—	—		508
Total current assets	17,870	—	(575)		17,295

Property, plant and equipment, net	75,138	50,615	—		125,753
Marketable securities	264,913	—	(30,000)	(b)	234,913
Other assets, net	2,124	—	—		2,124
Total assets	$360,045	$50,615	$(30,575)		$380,085

Liabilities
Current liabilities:
Accounts payable - affiliates	$1,279	$—	$—		$1,279
Accounts payable and accrued liabilities	1,038	2,413	(2,413)	(e)	1,038
Total current liabilities	2,317	2,413	(2,413)		2,317

Long-term debt	405,000	—	105,000	(a)	510,000
			30,000	(d)
			(30,000)	(d)
Other long-term liabilities	—	—	—		—
Total Liabilities	407,317	2,413	102,587		512,317

Equity
Net investment	—	48,202	(48,202)	(e)	—
Common unitholders - Public	337,116	—	(287)	(c)	333,267
			(3,562)	(f)
Common unitholder - PBF LLC	(92,831)	—	50,615	(e)	(173,654)
			15,000	(g)
			(150,000)	(h)
			3,562	(f)
Subordinated unitholder - PBF LLC	(291,557)	—	(288)	(c)	(291,845)
Total Equity	(47,272)	48,202	(133,162)		(132,232)
Total Liabilities and Equity	$360,045	$50,615	$(30,575)		$380,085

See accompanying notes to unaudited pro forma consolidated financial statements.

PBF Logistics LP
Unaudited Pro Forma Consolidated Statement of Income
(in thousands)

	Year Ended December 31, 2013
	PBF Logistics LP	Toledo Tank Farm Historical	DCR West Rack Pro Forma Adjustment		Toledo Tank Farm Pro Forma Adjustments		PBF Logistics LP Pro Forma

Revenue from affiliates	$—	$—	$—		$22,864	(i)	$22,864

Costs and expenses:
Operating and maintenance expenses	6,024	7,887	—		1,099	(j)	15,010
General and administrative expenses	1,834	112	78	(n)	850	(k)	2,874
Depreciation and amortization	1,032	1,334	—		—	(l)	2,366
Total costs and expenses	8,890	9,333	78		1,949		20,250

Income (loss) from operations	(8,890)	(9,333)	(78)		20,915		2,614

Other income (expense):
Interest expense, net and other financing costs	—	—	(2,700)	(o)	(3,399)	(m)	(6,099)
Amortization of loan fees	—	—	—		(25)	(m)	(25)
Net Income (loss)	$(8,890)	$(9,333)	$(2,778)		$17,491		$(3,510)

See accompanying notes to unaudited pro forma consolidated financial statements.

PBF Logistics LP
Unaudited Pro Forma Consolidated Statement of Income
(in thousands)

	Year Ended December 31, 2012
	PBF Logistics LP	Toledo Tank Farm Historical	Toledo Tank Farm Pro Forma Adjustments		PBF Logistics LP Pro Forma

Revenue from affiliates	$—	$—	$23,425	(i)	$23,425

Costs and expenses:
Operating and maintenance expenses	21	7,537	1,322	(j)	8,880
General and administrative expenses	569	96	850	(k)	1,515
Depreciation and amortization	—	944	—	(l)	944
Total costs and expenses	590	8,577	2,172		11,339

Income (loss) from operations	(590)	(8,577)	21,253		12,086

Other income (expense):
Interest expense, net and other financing costs	—	—	(3,399)	(m)	(3,399)
Amortization of loan fees	—	—	(25)	(m)	(25)
Net Income (loss)	$(590)		$17,829		$8,662

PBF Logistics LP
Unaudited Pro Forma Consolidated Statement of Income
(in thousands, except unit and per unit data)

	Nine Months Ended September 30, 2014
	PBF Logistics LP	Toledo Tank Farm Historical	Pro Forma Adjustments		PBF Logistics LP Pro Forma

Revenues from affiliates	$22,526	$—	$17,032	(i)	$39,558

Costs and expenses:
Operating and maintenance expenses	7,303	6,786	321	(j)	14,410
General and administrative expenses	4,695	103	638	(k)	5,436
Depreciation and amortization	1,161	1,188	—	(l)	2,349
Total costs and expenses	13,159	8,077	959		22,195

Income (loss) from operations	9,367	(8,077)	16,073		17,363

Other income (expense):
Interest expense, net and other financing costs	(969)	—	(2,587)	(m)	(3,556)
Amortization of loan fees	(215)	—	(19)	(m)	(234)
Net Income (loss)	8,183	$(8,077)	13,467		13,573
Less: Net loss attributable to Predecessors	(6,542)	(4,039)	6,734		(3,847)
Limited partners' interest in net income attributable to the Partnership	$14,725	$(4,038)	$6,733		$17,420

Net income per limited partner unit:
Common units - basic	$0.46				$0.53
Common units - diluted	0.46				0.53
Subordinated units - basic and diluted	0.46				0.55

Weighted average limited partner units outstanding:
Common units - basic	15,886,553	—	620,935	(g)	16,507,488
Common units - diluted	15,887,683	—	620,935	(g)	16,508,618
Subordinated units - basic and diluted	15,886,553	—	—		15,886,553

See accompanying notes to unaudited pro forma consolidated financial statements.

PBF Logistics LP
Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma consolidated financial statements present the impact of the Toledo Tank Farm Acquisition on our financial position and results of operations. The pro forma adjustments have been prepared as if the transactions effected at the Toledo Tank Farm Effective Date had taken place as of September 30, 2014 in the case of the pro forma consolidated balance sheet, and as of January 1, 2012, in the case of the pro forma consolidated statements of income for the year ended December 31, 2013 and 2012. To enhance comparability, the 2014 results of operations for the nine month period ended September 30, 2014 of the Toledo Tank Farm are allocated between those attributable to the Predecessor (January 1 through May 14) and those attributable to the Partnership unitholders (May 15 through September 30). This allocation is based on actual first and third quarter results, and a day-based allocation of the second quarter results.

The unaudited pro forma consolidated statement of income for the year ended December 31, 2013 has also been adjusted for the DCR West Rack Acquisition which closed on September 30, 2014. The unaudited pro forma consolidated statement of income for the year ended December 31, 2012 has not been adjusted for the DCR West Rack due to construction of the terminal commencing February 2013. The historical balance sheet as of September 30, 2014 and the consolidated statement of income for year to date September 30, 2014 reflect the DCR West Rack Acquisition.

Note 2. Pro Forma Adjustments and Assumptions

The unaudited pro forma consolidated financial statements give pro forma effect to the transactions described below:

(a)	Reflects $105.0 million in borrowings under the Partnership's revolving credit facility.

(b)	Represents the sale of $30.0 million in marketable securities.

(c)
Represents cash payments of $135.0 million for the Toledo Tank Farm, and payment of estimated transaction costs of $0.6 million associated with the Toledo Tank Farm Acquisition, including legal services and consulting services.

(d)	Reflects $30.0 million in borrowings under the Partnership's revolving credit facility to repay $30.0 million in borrowings under the Partnership's term loan.

(e)
These adjustments reflect the net investment in the Toledo Tank Farm, the elimination of PBF LLC's net investment and liabilities not assumed by the Partnership, and its reclassification to partners' capital.

(f)	Represents the reallocation of the Partnership's ownership interest due to additional units being issued to PBF LLC in the Toledo Tank Farm Acquisition.

(g)	Reflects the issuance of 620,935 common units representing limited partner interests in the Partnership to PBF LLC.

(h)	Represents the equity impact of the payment of total consideration of $150.0 million for the Toledo Tank Farm.

(i)
Reflects incremental revenue associated with the execution of the Toledo Tank Farm Storage and Terminaling Agreement with PBF Holding. Storage and terminaling services revenue was calculated using the service fees set forth in the Toledo Tank Farm Storage and Terminaling Agreement, effective December 12, 2014. Product volumes used were historical volumes of shell capacity and propane loaded at the facilities included in the consolidated financial statements of the Toledo Tank Farm.

(j)	Represents third party costs which were allocated to the Toledo Tank Farm, as well as incremental fees associated with the Second A&R Services Agreement.

(k)
Represents business interruption and property insurance costs based on estimates from our insurance brokers associated with the Toledo Tank Farm, as well as incremental fees associated with the Second A&R Omnibus Agreement.

(l)	Reflects depreciation and amortization for the Toledo Tank Farm.

(m)
Reflects interest expense related to the $135.0 million of borrowings under the revolving credit facility, bearing an average interest rate of approximately 2.0%. The pro forma adjustment includes a decrease in interest expenses pertaining to decrease in the term loan, as well as a decrease in commitment fees associated with the utilization of the $135.0 million of borrowings under the revolving credit facility.

(n)	This adjustment reflects an increase in general and administrative expense for general corporate expenses incurred during the construction of the DCR West Rack.

(o)	Reflects interest expense related to the $135.0 million of borrowings under the revolving credit facility for the DCR West Rack acquisition, bearing an average interest rate of approximately 2.0%.

Pro forma adjustments were not applied for the effects of the Delaware City West Ladder Rack Terminaling Service Agreement with PBF Holding and certain of its subsidiaries, during the year ended December 31, 2013 and 2012 due to operations not commencing until July 31, 2014 and no historical volumes being available for the recognition of terminaling revenue or expenses for the DCR West Rack pursuant to such agreements.

Note 3. Pro Forma Net Income Per Limited Partner Unit

We compute net income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income shall be allocated to the partners based on their respective sharing of income specified in the partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the minimum quarterly distribution for each quarter during 2014. Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the Partnership by the pro forma number of common and subordinated units outstanding for the periods presented.

Pursuant to the partnership agreement, the general partner is entitled to receive certain incentive distributions that, when applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash, will result in less net income allocable to common and subordinated unitholders provided that the minimum quarterly distribution exceeds certain targets. The incentive distribution rights are a separate equity interest and represent participating securities. No cash distributions would have been declared on the incentive distribution rights during the periods on a pro forma basis, based upon the assumption that distributions were declared equal to the minimum quarterly distribution.